Exhibit 99.2
Riot Platforms (NASDAQ: RIOT) Q1 2025 Update May 1, 2025 NASDAQ: RIOT

Statements in this presentation that are not statements of historical fact are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and are not guarantees of future performance or actual results. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, but are not limited to, statements about the benefits of acquisitions, including potential future financial and operating results, as well as the Company’s plans, objectives, expectations, and intentions. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements; however, forward-looking statements may be made without such signifying expressions. Because such forward-looking statements reflect management’s current expectations, assumptions and estimates of future performance and economic conditions, they are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: statements concerning: our plans, strategies and objectives for future operations, integration of new equipment, systems, technologies, services or developments, the feasibility of developing the Company’s remaining power capacity for artificial intelligence (“AI”)/high-performance computing (“HPC”) uses, and the development and implementation of industrial-scale immersion-cooled Bitcoin mining hardware at our Bitcoin Mining facilities in Kentucky and Texas; the anticipated demand for AI/HPC uses; future economic conditions, performance, or outlooks; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; the number and value of Bitcoin rewards and transaction fees we earn from our Bitcoin Mining operations; future self-mining hash rate capacity; timing of receipt and deployment of miners; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe, or anticipate will or may occur in the future; unaudited estimates of bitcoin production; risks related to the success, schedule, cost and difficulty of integrating businesses we acquire; and our failure to realize anticipated efficiencies and strategic and financial benefits from our acquisitions. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this presentation may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. In addition to these risks and those identified by the Company’s management and disclosed in the Company’s filings with the SEC, other risks, factors and uncertainties not identified by management, or which management does not presently believe to be material to the Company, its business or prospects, may also materially affect the Company’s actual future results, including in ways adverse to the Company’s business. All forward-looking statements included in this presentation are made only as of the date of this presentation, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this presentation are cautioned not to place undue reliance on such forward-looking statements. 2 Forward Looking Statements

FY 2023 Financial Update 3 Table of Contents I. Q1 2025 Key Accomplishments II. Q1 2025 Financial Update III. Rhodium Acquisition & Settlement IV. Capital Expenditures Update V. AI/HPC Data Center Process VI. Key Focus Areas for Q2 – Q4 2025 I II III IV V VI

FY 2023 Financial Update 4 Mining Uptime Advancing AI/HPC Data Center Business Acquisition of Rhodium Assets ▪ In Q1 2025, Riot's Bitcoin Mining operations achieved >88% uptime - a significant increase year-over-year ▪ Resulted in quarter-over-quarter production growth despite network difficulty increasing at a faster rate than Riot's hash rate growth ▪ Acquired all of Rhodium's mining operations and access to 125 MW of power at the Rockdale Facility ▪ Settled all outstanding litigation with Rhodium ▪ Significantly reduces operating losses and SG&A going forward ▪ Completed Altman Solon evaluation at Corsicana Facility ▪ Expanding footprint in Corsicana to make additional land available for data center buildout for AI/HPC uses ▪ Made key data center hires ▪ Ongoing engagement with interested parties, including and in the process of performing due diligence Prudent Financial Management ▪ Limited use of the ATM in Q1 2025 has led to minimal equity dilution ▪ In April, sold monthly bitcoin production to fund operations and growth ▪ Also in April, entered into first bitcoin collateralized facility for up to $100MM with Coinbase ▪ Enabled reduction in dilution while still maintaining a strong balance sheet I Q1 2025 Key Accomplishments

FY 2023 Financial Update 5 700 MW Rockdale Facility - Rockdale, Texas II Q1 2025 Financial Update

Riot Platforms Q1 2025 Snapshot

Bitcoin produced	1,530 BTC	▪ Equates to an average daily production of 17.0 BTC per day
Bitcoin held [1]	19,223 BTC	▪ 8% increase quarter-over-quarter; value of $1,587MM
Bitcoin held per 1M fully diluted shares [2]	47.4 BTC / 1M shares	▪ Bitcoin Yield of 7% year-to-date
Ending hash rate deployed	33.7 EH/s	▪ 7% increase quarter-over-quarter
Fleet Efficiency	21.0 J/TH	▪ 4% improvement quarter-over-quarter from deployment of new MicroBT miners
Revenue	$161.4 million	▪ 104% increase vs. Q1 2024; $142.9MM in self-mining
Net income (loss) / Net income (loss) per share	$(296.4) million / $(0.90)	▪ Includes $77.9MM in D&A, $29.6MM in SBC, $41.9MM gain on derivative asset, $208.0MM unrealized loss on bitcoin held and $63.2MM loss on marketable equity securities held
Net cost of power [3]	3.4 c/kWh	▪ Realized all-in power price continues to be one of the lowest in the industry
Power curtailment credits	$7.8 million	▪ Riot's power strategy continues to yield strong results while also supporting power grids
Adj. EBITDA [3]	$(176.3) million	▪ Adjustments include a total of $121MM in non-cash expenses (D&A, SBC, contingent consideration, mark-to-market power derivatives & marketable equity securities)
Hash Cost [4]	~$25/PH/s/Day	▪ Compared to Q1 2025 average hash price of $54/PH/s/Day

RIOT

1. *Bitcoin value based on a closing price of $82,534 on March 31, 2025, sourced from Coinbase.*
2. *Fully diluted shares outstanding includes common stock outstanding, all additional shares resulting from the assumed conversion of all outstanding convertible notes, exercise of all outstanding stock option awards, and settlement of all outstanding shares of restricted stock units and performance stock units.*
3. *See Appendix slides 24-28 for definitions, terms, and reconciliations.*
4. *Only includes Bitcoin Mining segment cost of revenue net of power curtailment credits. Q1 2025 average hash price sourced from Luxor's Hashrate Index as of March 31, 2025.*

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728 801 Q4 2024 Q1 2025 44.3 47.4 YE 2024 Q1 2025 1,516 1,530 Q4 2024 Q1 2025 Riot Platforms – Hash Rate and BTC Production Continue to Increase 7 Quarter-over-Quarter Hash Rate (EH/s) BTC per 1M Fully Diluted Shares (# of BTC) Bitcoin Produced (# of BTC) Bitcoin Held (# of BTC) 31.5 33.7 Q4 2024 Q1 2025 +7% 17,722 19,223 YE 2024 Q1 2025 +10% +8% 1 2 1 2 1 2 1 2 ▪ Q1 2025 Self-Mining deployed hash rate up 7% over Q4 2024, compared to average global network hash rate growth of 10% ▪ Increased BTC per 1M fully diluted shares by 7% during the year ▪ Q1 2025 bitcoin production up 1% as compared to Q4 2024, despite a 10% increase in average global network hash rate ▪ Bitcoin held increased to 19,223 BTC, an 8% increase quarter-over-quarter +1% 1. As of December 31, 2024. 2. As of March 31, 2025. 3. Sourced from Blockchain.com as of March 31, 2025. Refers to the average network hash rate over the period. 5,784 13,439 Purchased BTC Self-Mined BTC +7% 1 2 Network Hash Rate Riot Deployed Hash Rate 3 5,784 11,938

$71.4 $55.8 $67.5 $126.4 $4.7 $142.9 $9.6 $12.6 $11.5 $13.9 $3.2 $4.6 $4.7 $4.6 $4.6 $79.3 $70.0 $84.8 $142.6 $161.4 -$5 m $15 m $35 m $55 m $75 m $95 m $115 m $135 m $155 m $175 m Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Bitcoin Mining Engineering Other $245.7 $(75.2) $(3.6) $296.3 $(176.3) 0% 20% 40% 60% 80% 100% 120% -$250 m -$150 m -$50 m $50 m $150 m $250 m $350 m Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 $37.3 $30.3 $24.3 $55.7 $73.6 47% 43% 29% 39% 46% 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% 200% $0 m $10 m $20 m $30 m $40 m $50 m $60 m $70 m $80 m Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Gross Profit ($ million) Gross Margin (%) Riot Platforms – Increased Revenues & Gross Margins 8 1. See Appendix slides 24-28 for definitions, terms, and reconciliations. Adjusted EBITDA ($ million) Revenue ($ million) / Growth per Quarter (%) Net Income ($ million) Gross Profit1 ($ million) / Gross Margin1 (%) EPS $0.82 $(0.32) $(0.54) $0.43 $(0.90) 1 1 Quarter End BTC Price $71,334 $62,678 $63,330 $93,429 $82,534 -12% +21% +68% $211.8 $(84.4) $(154.4) $136.4 $(296.4) Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 +13%

12.4 EH/s 22.0 EH/s 28.2 EH/s 31.5 EH/s 33.7 EH/s Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 $71.4 $55.8 $67.5 $126.3 $142.9 56% 62% 42% 50% 48% 0% 50% 100% 150% 200% $0 m $20 m $40 m $60 m $80 m $100 m $120 m $140 m $160 m Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Bitcoin Mining Revenue ($ million) Gross Margin (%) Bitcoin Mining Segment – Cost to Mine Remained Stable Quarter-over-Quarter 9 ▪ Q1 2025 Cost to Mine of $43,808, essentially flat with Q4 2024 despite network difficulty increasing by 10% ▪ Q1 2025 Gross Margin of 48% essentially flat with Q4 2024 at 50% ▪ Q1 2025 self-mining hash rate grew at 7%, nearly keeping pace with global hash rate growth ▪ Q1 2025 production up slightly, primarily driven by higher operational uptime – which now exceeds 90% of installed capacity 1. Sourced from Blockchain.com as of March 31, 2025. 2. See Appendix slides 24-28 for definitions, terms, and reconciliations. 3. Three months ended March 31, 2025. Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Avg. Hash Price $/PH/s/Day) $92 $67 $45 $54 $54 Avg. Network Hash Rate1 568 EH/s 604 EH/s 625 EH/s 728 EH/s 801 EH/s Cost to Mine2 $23,034 $25,327 $35,376 $42,016 $43,808 # of BTC produced 1,364 844 1,104 1,516 1,530 Riot Revenue Breakdown – Q1 2025 3 Revenue / Gross Margin 2 (%) Ending Hash Rate Capacity 89% 9% 3% 2 Bitcoin Mining Engineering +77% +28% +12% Other +7%

Q1 2025 Cost to Mine – Continued Decline in Direct Costs, Non-Power



Q4 2024 vs. Q1 2025 Cost to Mine per BTC
Q4 2024
1,516 BTC Mined
$33,281
$8,730
$42,011
Q4 2024 'Direct Costs, Power' per BTC[1]
Q4 2024 'Direct Costs, Non-Power' per BTC [1]
Q4 2024 Total Direct Costs per BTC[1]
Q1 2025
1,530 BTC Mined
$35,313
$8,495
$43,808
Q1 2025 'Direct Costs, Power' per BTC [2]
Q1 2025 'Direct Costs, Non-Power' per BTC [2]
Q1 2025 Total Direct Costs per BTC [2]

- Average global network hash rate up 10% in Q1 2025 vs Q4 2024
  - Global network hash rate averaged 801 EH/s in Q1 2025 versus 728 EH/s in Q4 2024
- 'Direct Costs, Non-Power' includes direct labor, miner insurance, miner and miner-related equipment repair, land lease and related property taxes, network costs and other utilities expenses
- 'Direct Costs, Non-Power' per BTC is down 3% quarter-over-quarter from $8,730 per BTC to $8,495 per BTC
  - Non-Power fixed costs declined from 21% of total costs in Q4 2024 to 19% of total costs in Q1 2025

1. *Three months ended as of December 31, 2024. See Appendix on slides 24-28 for definitions, terms, and reconciliations.*
2. *Three months ended as of March 31, 2025. See Appendix on slides 24-28 for definitions, terms, and reconciliations.*

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$(1.3) $1.4 $(0.9) $(2.4) $2.1 -29% 14% -7% -21% 15% -100% -80% -60% -40% -20% 0% 20% 40% 60% 80% 100% -$3 m -$3 m -$2 m -$2 m -$1 m -$1 m $0 m $1 m $1 m $2 m $2 m $3 m Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Gross Profit ($ million) Gross Margin (%) Engineering – Return to Growth & Profitability 11 ▪ Engineering division seeing immediate impact from E4A acquisition ▪ Previous guidance of $100MM in Engineering revenue included intercompany revenue, while reported revenue only includes external contracts. Intercompany revenue for 1Q25 was $6.3MM ▪ Margins increased due to more uniform supply chains which have reduced material costs ▪ Still waiting to see impact from tariffs as the situation remains fluid Riot Revenue Breakdown – Q4 20231 1. Three months ended March 31, 2025. Revenue ($ million) Gross Profit (Loss) ($ million) / Gross Margin (%) Riot Revenue Breakdown – Q1 2025 1 89% 9% 3% Bitcoin Mining Engineering Other $4.7 $9.6 $12.6 $11.6 $13.9 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025

FY 2023 Financial Update 12 Outline of Areas Previously Occupied by Rhodium – Rockdale, Texas Rhodium Transaction and Settlement Agreement Returns 125 MW to Riot at Rockdale Facility and Terminates Legacy Unprofitable Contract Deal Terms Description $185.0MM in total consideration $129.9MM cash, $6.1MM return of security deposit, $49.0MM in Riot shares Riot receives Rhodium’s tangible property at Rockdale Includes all ASIC Miners, and Rhodium to vacate property within 3 days after closing 125 MW of power capacity Riot will immediately assume the power capacity Rhodium hosting contract terminated upon close Riot had a ~($14.6MM) loss in FY2024 related to this contract Settlement with Rhodium marks Riot’s exit from the hosting business A B C D E F G III

13 IV Capital Expenditures Update

2025 Key Capital Expenditures

Use of Funds	Q1 2025 Spend	Q2-Q4 2025 Forecasted CapEx	Description
Corsicana Phase II Capital Expenditures	**$27.0 million**	**$38.0 million**	▪ Includes capex for a 600MW substation development and other long-lead items
Corsicana Land Acquisition & Water Access	**$0.7 million**	**~$55.7 million**	▪ Acquiring additional development parcels of land ▪ Corbert Water Line project expected to be completed 2Q26
Kentucky Infrastructure Capital Expenditures	**$1.4 million**	**$21.6 million**	▪ Includes $14MM for 30MW expansion at Commerce and $9mm for 30MW expansion at Blue Steel, growing total Kentucky power capacity from 60MW to 120MW
Kentucky Miner Purchases	**$19.8 million**	**$40.5 million**	▪ Includes miner payments for expansion at Commerce and Blue Steel. This will grow total Kentucky deployed hash rate capacity to 6.5 EH/s (YE 2025).
Total	**$48.9 million**	**$155.8 million**	▪ **Key capital expenditures fully-funded through year-end 2025 with current cash balance**

RIOT

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15 Installed Hash Rate Growth Forecast ▪ Full year hash rate growth target of 22% ▪ Estimate Riot will maintain ~4% share of global network ▪ Recent Rhodium acquisition provides upside to guidance 3.1 EH/s 9.7 EH/s 12.4 EH/s 12.4 EH/s 22.0 EH/s 28.2 EH/s 31.5 EH/s 33.7 EH/s 37.0 EH/s 38.4 EH/s 38.4 EH/s 2021A 2022A 2023A Q1 2024A Q2 2024A Q3 2024A Q4 2024A Q1 2025A Q2 2025E Q3 2025E Q4 2025E Historical

16 V AI / HPC Data Center Update

Corsicana Feasibility Study for Data Center Development Completed

Altman Solon's feasibility study identified four key factors that we believe support the site's viability to potentially serve AI / HPC customers in a competitive timeframe

I Secured Power	**400 MW** Substation currently operational	**600 MW** Substation expansion planned for completion in 2026	**1 GW** Secured power fully approved with a Facilities Extension Agreement in place
II Owned Land	**265 Acres** Completely owned land, with 65 acres of developable area	**355 Acres** Closing in May in the immediate vicinity of the Corsicana Facility	**Additional Land** Pursuing additional expansion opportunities in the surrounding area
III Attractive Location	**60 Miles** From Dallas, Texas	**Tier-1 DC Market** Provides tenants with a deeper talent pool	**Dark Fiber** Multiple major carriers in the vicinity can facilitate incremental redundancy
IV Scalability	**Multi-Site Portfolio** Provides growth potential	**Supply Chain Access** Through Riot's in-house Engineering division	**Proven Track Record** In powered-land acquisition and development

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18 Advancing the Data Center Development Initiative Existing parcel combined with incremental land provides maximum flexibility to fully utilize 1.0 GW of available power 35 acres immediately available to develop… Pursuing additional land for acquisition Favorable zoning and tax treatment… Initial 35 acre finished pad primed for immediate first phase development 355 acres closes in May for future development and Riot is expanding further in the surrounding area to increase developable footprint Corsicana is not subject to zoning restrictions, qualified for the Texas large data center sales tax exemption, and has a Tax Abatement Agreement with Navarro County The zoning framework at Corsicana provides a strategic advantage, facilitating expedited development timelines and reducing the time to market entry

The Path for Corsicana's AI/HPC Data Center

Criteria	Current Status	Path to HPC
Power	• 1.0 GW total power, 600MW available • No curtailment obligations	• Substation expansion underway, completed in 2026 • Full 1.0 GW of power capacity available for contracting
Land	• ~35 acres developable • Pad in good condition, no site clearing needed	• Close in May on 355 acres of developable land less than a mile away from the current Corsicana site • Actively working to procure additional acreage in the immediate vicinity of the Corsicana site for maximum design flexibility
Water	• Retention pond onsite capable of holding 125m gallons • 650,000-gallon storage tank onsite	• Water supply & storage investment underway (8" municipal line and two wells totaling 700gpm under construction)
Connectivity	• 2 redundant connections (Crown & FiberLight)	• In process upgrade to 2 additional redundant connections to site for a total of 3 entries and 4 diverse paths of fiber • 432 count fiber available for additional capacity • Potential to add dark fiber ring between Corsicana and Rockdale
Building & Equipment	• Design in process	• Tenant demand will dictate final design • Back-up power to be provided via onsite diesel generator
Operations	• Physical perimeter is complete on SE & SW borders, with 2 access points • Good access to skilled DC workforce in Dallas market	• Complete construction of perimeter security facilities • Complete installation of fire suppression systems

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07 Secure Lease with Tenant Riot is actively progressing toward securing a lease with a high-quality tenant, and working collaboratively for final design iterations 06 Complete Basis of Design Riot is leveraging internal expertise as well as external consultants to develop potential data center designs that best suit the available infrastructure 05 Build Internal Expertise Riot is making key hires to build AI / HPC data center development expertise and to expand internal capabilities 03 Engaged Financial Advisors 02 20 Riot is Aggressively Pursuing the Data Center Development Opportunity 01 04 Engaged Consultants Added Experience to the Board Continue Infrastructure Development Riot continues to develop the substation at Corsicana which will add 600 MW of additional power capacity by early 2026. Completed Ongoing

21 VI Key Focus Areas for Q2 – Q4 2025

22 Data Center Process Low Cost of Power Operational Efficiency BTC Yield 1 ▪ Developing the Corsicana substation and acquiring additional land parcels for development ▪ Enhancing expertise and capabilities through selective hires ▪ Completing a basis of design that best suits the available infrastructure at Corsicana ▪ Continuing to target an accretive BTC yield for the remainder of 2025 through prudent capital strategy and low-cost mining operations ▪ Riot continues to execute power management strategies at its Rockdale, Corsicana, and Kentucky Facilities to optimize power costs ▪ Consistent track record of achieving a low cost of power through hedge optimization, economic curtailment, 4CP transmission savings, and ancillary services ▪ Riot will continue to focus on enhancing operational performance through 2025 and beyond ▪ In Q1 2025, Riot achieved an average operational uptime greater than 88%, inclusive of planned downtime for economic curtailment and ancillary services 1. ‘BTC Yield’ is calculated as the percentage change in BTC per 1 million fully diluted shares compared between two periods. Fully diluted shares outstanding includes common stock outstanding, all additional shares resulting from the assumed conversion of all outstanding convertible notes, exercise of all outstanding stock option awards, and settlement of all outstanding shares of restricted stock units and performance stock units. Key Focus Areas for 2025

23 Appendix

Definitions, Terms, and Reconciliations (Unaudited)

Cost of Power: The Company defines Cost of Power as the cost of power directly used in the process of mining bitcoin, less power curtailment credits divided by the kilowatt ("kWh") hours used. Power is overwhelmingly the largest marginal input cost in mining bitcoin and a significant contributor to profitability. Miners with a low cost of power will also be able to profitability mine in a wider range of bitcoin price and hash price scenarios.

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Total Cost of Power	$ 61,830	$ 28,555
less Power curtailment credits	(7,801)	(5,131)
Net Cost of Power	$ 54,029	$ 23,424
kWh used	1,612,671,926	665,855,961
Cost of Power (c/kWh)	**$ 3.4**	**$ 3.5**

Cost to Mine: The Company defines Cost to Mine as the direct cost to mine one bitcoin, excluding Bitcoin miner depreciation, as calculated in the table below. Cost to Mine represents the marginal profitability on operations of a Bitcoin miner. This number is frequently compared to the market price of bitcoin to determine at what discount to the market price of bitcoin a miner is earning bitcoin.

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Cost of power for self-mining operations	$ 61,830	$ 28,555
Other direct cost of revenue for self-mining operations[1][2], excluding Bitcoin miner depreciation	12,988	7,994
Cost of revenue for self-mining operations, excluding Bitcoin miner depreciation	74,818	36,549
Less: power curtailment credits[3]	(7,801)	(5,131)
Cost of revenue for self-mining operations, net of power curtailment credits, excluding Bitcoin miner depreciation	67,017	31,418
Bitcoin miner depreciation	57,062	22,439
Cost of revenue for self-mining operations, net of power curtailment credits, including Bitcoin miner depreciation	$ 124,079	$ 53,857
Quantity of Bitcoin mined	1,530	1,364
Production value of one Bitcoin mined[4]	$ 93,385	$ 52,343
Cost to mine one Bitcoin, excluding Bitcoin miner depreciation	**$ 43,808**	**$ 23,034**
Cost to mine one Bitcoin, excluding Bitcoin miner depreciation, as a % of production value of one Bitcoin mined	46.9%	44.0%
Cost to mine one Bitcoin, including Bitcoin miner depreciation	$ 81,109	$ 39,485
Cost to mine one Bitcoin, including Bitcoin miner depreciation, as a % of production value of one Bitcoin mined	86.9%	75.4%

RIOT

1. *Other direct cost of revenue includes compensation, insurance, repairs, and ground lease rent and related property tax.*
2. *Costs to finance the purchase of miners were zero in all periods presented as the miners were paid for with cash from the Company's cash balance. The seller did not provide any financing, nor did the Company borrow from a third-party to purchase the miners.*
3. *Power curtailment credits are credited against our power invoices as a result of temporarily pausing our operations to participate in ERCOT's Demand Response Service Programs. Our fixed-price power purchase contracts enable us to strategically curtail our mining operations and participate in these programs, which significantly lower our cost to mine bitcoin. These credits are recognized in Power Curtailment Credits on our Consolidated Statement of Operations, outside of cost of revenue.*
4. *Computed as revenue recognized from bitcoin mined divided by the quantity of bitcoin mined during the same period.*

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Fully Costed Gross Margin: The Company defines Fully Costed Gross Margin as Fully Costed Gross Profit (as defined below) divided by Revenue as calculated below. Fully Costed Gross Profit: The Company defines Fully Costed Gross Profit as Revenue less Cost of Revenue less Depreciation and Amortization expense as calculated below. 25 Definitions, Terms, and Reconciliations (Unaudited) Riot Platforms, Inc.: 2025 2024 Fully Costed Gross Profit $ (12,128) $ (149) divided by Total Revenue $ 161,387 $ 79,296 Fully Costed Gross Margin -8% 0 % Bitcoin Mining: Fully Costed Gross Profit $ 10,979 $ 12,408 divided by Bitcoin Mining Revenue $ 142,859 $ 71,396 Fully Costed Gross Margin - Bitcoin Mining 8% 17% Engineering: Fully Costed Gross Profit $ 789 $ (1,990) divided by Engineering Revenue $ 13,920 $ 4,675 Fully Costed Gross Margin - Engineering 6% -43% Three Months Ended March 31, Riot Platforms, Inc.: 2025 2024 Revenue $ 161,387 $ 79,296 less Bitcoin Mining Cost of revenue* (74,818) (36,549) less Engineering Cost of revenue* (11,806) (6,018) less Other Cost of revenue* (8,965) (4,535) less Depreciation and amortization expense (77,926) (32,343) Fully Costed Gross Profit $ (12,128) $ (149) Bitcoin Mining: Bitcoin Mining Revenue $ 142,859 $ 71,396 less Bitcoin Mining Cost of revenue* (74,818) (36,549) less Depreciation and amortization expense of Bitcoin miners (57,062) (22,439) Fully Costed Gross Profit - Bitcoin Mining $ 10,979 $ 12,408 Engineering: Engineering Revenue $ 13,920 $ 4,675 less Engineering Cost of revenue* (11,806) (6,018) less Depreciation and amortization expense (1,325) (647) Fully Costed Gross Profit - Engineering $ 789 $ (1,990) Three Months Ended March 31,

26 Definitions, Terms, and Reconciliations (Unaudited) Cash SG&A: The Company defines Cash SG&A as Selling, General, and Administrative expenses less Stock-Based Compensation expense. Cash SG&A is used by the Company as we believe it better reflects the operational requirements of the Company by excluding significant non-cash items such as stock-based compensation expense. EPS (Earnings per Share): The Company defines EPS as Diluted Net Income (Loss) per Share. Gross Margin: The Company defines Gross Margin as Gross Profit (as defined below) divided by Revenue. Gross Margin represents the percentage of profit achieved by operations and is a measure of the level of profitability for direct costs and the revenue received from them. 2025 2024 Selling, general, and administrative $ 71,448 $ 57,652 less Stock-based compensation expense (29,576) 32,000 Cash SG&A $ 41,872 $ 89,652 Three Months Ended March 31, Riot Platforms, Inc.: 2025 2024 Gross Profit $ 73,599 $ 37,325 divided by Total Revenue $ 161,387 $ 79,296 Gross Margin 46% 47% Bitcoin Mining: Gross Profit - Bitcoin Mining $ 75,842 $ 39,978 divided by Bitcoin Mining Revenue $ 142,859 $ 71,396 Gross Margin - Bitcoin Mining 53% 56% Engineering: Gross Profit - Engineering $ 2,114 $ (1,343) divided by Engineering Revenue $ 13,920 $ 4,675 Gross Margin - Engineering 15% -29% Three Months Ended March 31,

27 Definitions, Terms, and Reconciliations (Unaudited) Gross Profit: The Company defines Gross Profit as Fully Costed Gross Profit (as defined below) plus Power curtailment Credits plus Depreciation & Amortization expense. M&A Expenses: The Company defines M&A Expenses as Acquisition-related costs. 2025 2024 Riot Platforms, Inc.: Fully Costed Gross Profit $ (12,128) $ (149) plus Power Curtailment Credits 7,801 5,131 plus Depreciation and amortization 77,926 32,343 Gross Profit $ 73,599 $ 37,325 Bitcoin Mining: Fully Costed Gross Profit $ 10,979 $ 12,408 plus Power Curtailment Credits 7,801 5,131 plus Depreciation and amortization expense of Bitcoin miners 57,062 22,439 Gross Profit - Bitcoin Mining $ 75,842 $ 39,978 Engineering: Fully Costed Gross Profit $ 789 $ (1,990) plus Depreciation and amortization 1,325 647 Gross Profit - Engineering $ 2,114 $ (1,343) Three Months Ended March 31,

28 Definitions, Terms, and Reconciliations (Unaudited) Hash Cost: The Company defines Hash Cost as Cost of Revenue for self-mining operations, net of Power Curtailment Credits, excluding Bitcoin miner depreciation divided by the average Petahash per second per day (“PH/s/Day”) produced by operations over the relevant period. Hash Cost measures the costs expended for each unit of hash rate online. Hash rate is the product Riot’s self-mining business provides to the Bitcoin network and what Riot gets paid for. Hash cost can be compared to hash price as an estimate of profitability of a mining operation. Hash Price: The Company defines Hash Price as the expected value of 1 Petahash of hashing power per day (“PH/s/Day”). This data is sourced from Luxor’s Hash Price Index. Hash Price is the revenue received by the Company for each unit of hash rate operating during the period. This metric can be compared to Hash Cost as an estimate of profitability of the mining operations. 2025 2024 Cost of revenue for self-mining operations, net of power curtailment credits, excluding Bitcoin miner depreciation $ 67,017 $ 31,418 divided by Average Petahash per second per day over the period 29,676 8,576 Hash Cost (PH/s/day) $ 2 5 $ 4 0 Three Months Ended March 31,

29 Q1 2025 Statement of Operations (Unaudited)

30 Q1 2025 Balance Sheet (Unaudited)

31 * Indicates Non-GAAP measure. We use Adjusted EBITDA to eliminate the effects of certain non-cash and/or non-recurring items, that do not reflect our ongoing strategic business operations. Adjusted EBITDA includes impairment of bitcoin charges. Adjusted EBITDA is provided in addition to, and not as a substitute for, or as superior to, the comparable GAAP measure, Net Income. For a full reconciliation of the Non-GAAP measures we use to their comparable GAAP measures, see the discussion under the heading “Non-GAAP Measures” commencing on page 42, under Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our March 31, 2025, Form 10-Q. Non-GAAP Adjusted EBITDA (Unaudited)

32 Management Team and Board of Directors ✓ Unique, Bitcoin-focused strategic vision ✓ Veteran public company expertise Jason Les Chief Executive Officer; Director Benjamin Yi Executive Chairman of the Board William Jackman Executive Vice President, General Counsel Colin Yee Executive Vice President, Chief Financial Officer Lance D’Ambrosio Lead Independent Director Jason Chung Executive Vice President, Head of Corporate Development & Strategy ✓ Supported by industry-leading infrastructure expansion capabilities ✓ Highly experienced independent directors with focus on traditional data center development Stephen Howell Chief Operating Officer, Chief Executive Officer of ESS Metron Jaime Leverton Independent Director Doug Mouton Independent Director Michael Turner Independent Director

“We are planning to spend $80 billion on AI data centers in 2025, primarily to support our partnership with OpenAI and expand our cloud computing capabilities.“ Satya Nadella, CEO of Microsoft 01/03/2025 “Meta is committed to advancing AI infrastructure. Our upcoming data center project, nearly the size of Manhattan, is a testament to our $65 billion spending plan in this domain” Mark Zuckerberg, CEO of Meta 01/24/2025 “As we expand our AI efforts, we expect to increase our investments in capital expenditure … and to accelerate our progress, we expect to invest approximately $75 billion in capital expenditures in 2025.” Sundar Pichai, CEO of Alphabet 02/04/2025 “The sector’s greatest challenge lies in timely access to power… it presents a compelling opportunity for owners of existing assets who stand to benefit from severe supply constraints.” Green Street Advisors Global Data Center Outlook 2025 33 There is massive demand growth for AI and Cloud, requiring more HPC infrastructure 1. Source: Altman Solon Research & Analysis 2. Source: IDC, Statista, and Altman Solon Research & Analysis as of February 17, 2025. Forecasted figures are illustrative only. US Cloud & AI Data Center Demand Market Opportunity1 (GW) Historical Forecast Zettabytes of Data Created, Captured, Copied, and Consumed Worldwide2 Historical Forecast >1B MAUs >$30B Revenue Invests $1B In OpenAI >750M MAUs Sets record for fastest time to 100M MAUs Invests $10B In OpenAI Invests $2B In Anthropic AI (e.g., ChatGPT) 5G/6G Deployment Further Cloud Adoption Autonomous Vehicles Releases GPT-5 $500B Stargate initiative announced 11 12 13 15 17 18 20 21 22 1 3 4 6 9 14 18 23 28 12 15 17 21 26 32 38 44 51 2022 2023 2024 2025 2026 2027 2028 2029 2030 IT Workload - Cloud IT Workload - GenAI 33 41 64 79 106 129 158 194 237 291 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027

34 Proximity to Tier 1 Data Centers in the United States Tier 2 DC market Tier 1 DC market Emerging DC market Riot sites